Birner Dental Management Services, Inc. Announces Results For 3Q 2017

DENVER, Nov. 14, 2017 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and nine months ended September 30, 2017. For the quarter ended September 30, 2017, revenue increased $390,000, or 2.6% to $15.5 million. The Company's earnings before interest, taxes, depreciation, amortization, stock grant, and stock-based compensation expense ("Adjusted EBITDA") decreased $104,000, or 31.1% to $231,000 for the quarter ended September 30, 2017. Net loss for the quarter ended September 30, 2017 increased $41,000 to $(558,000) compared to $(517,000) for the quarter ended September 30, 2016. Net loss per share increased to $(0.30) for the quarter ended September 30, 2017 compared to $(0.28) for the quarter ended September 30, 2016.

The Company believes it is in the initial stages of turning its operations around, including increasing its dentist count and revenue. As indicated above, revenue increased 2.6% in the third quarter of 2017 versus the same quarter in 2016 and also increased 5.2% or $765,000 from the second quarter of 2017. Additionally, the Company experienced a progressively increasing daily same store sales rate in the third quarter of 2017, culminating in September's daily same store sales up 6.5% versus September 2016. This trend has continued through October 2017. These results are directly related to increases in the Company's dentist count as more fully disclosed below. New patient visits were up 6.2% in the quarter ended September 30, 2017 versus the same quarter in 2016. As dentist count increases, management believes operating results will improve through increased revenue and Adjusted EBITDA.

While the Company was disappointed in the net loss generated in the third quarter of 2017, it has made certain cost reduction efforts to address this issue. These efforts, which commenced mid-September 2017, include suspension of certain bonus programs and the Company's contribution to the 401(k) plan along with elimination of certain support personnel in dental offices.

For the nine months ended September 30, 2017, revenue decreased $1.5 million, or 3.1%, to $46.0 million. The Company's Adjusted EBITDA decreased $1.3 million, or 60.0%, to $862,000 for the nine months ended September 30, 2017. Net loss for the nine months ended September 30, 2017 increased $837,000 to $(1.7 million) compared to $(847,000) for the nine months ended September 30, 2016. Net loss per share increased to $(0.90) for the nine months ended September 30, 2017 compared to $(0.46) for the nine months ended September 30, 2016. The Company incurred additional expenses of approximately $396,000 during the nine months ended September 30, 2017 in connection with matters related to the activist shareholder group and the Board of Directors' evaluation of the Company's strategic options.

As previously reported, the Company believes much of the decline in revenue and Adjusted EBITDA for the nine months ended September 30, 2017 was driven by lower dentist counts relative to the same period a year ago. Since June 30, 2017, the Company's dentist count has increased and at September 30, 2017 was 106. The Company believes it has now achieved more stability in its affiliated dentists and should continue to experience an increase in its dentist count in the future.

During the nine months ended September 30, 2017, the Company had capital expenditures of $521,000 and decreased total bank debt outstanding by approximately $1.1 million.

As previously disclosed in a Form 8-K filed in July 2017 with the Securities and Exchange Commission and in the Company's second quarter Form 10-Q, on July 21, 2017 the Company received notice of events of default and acceleration from its bank in connection with its bank credit agreements. The notice asserted events of default resulting from the Company's failure to produce EBITDA of at least $870,000 for the second quarter of 2017 and to reduce the outstanding balance on the reducing revolving loan by at least $500,000 on June 30, 2017. The Company also failed to reduce the dollar amount of the outstanding reducing revolver by at least $500,000 on September 30, 2017. The Company's revolving line of credit with the Bank was reduced from $1.4 million to $1.1 million on October 1, 2017 as required by the March 2017 amendment and forbearance agreement. As of September 30, 2017, $8.8 million was outstanding under the credit facility.

In the notice, the bank declared all obligations of the Company to be immediately due and payable and demanded payment in full of all obligations by no later than July 31, 2017. The notice further stated that, although the bank is not presently exercising its other rights and remedies available upon an event of default, it reserves its right to do so at any time in its sole discretion.

The Company has been engaged in discussions with the bank regarding a resolution of this matter. The Company believes that any resolution with the bank would involve financing to raise funds to pay down the outstanding principal on the credit facility or to refinance the credit facility. The Company has held discussions with several potential investors and lenders and has explored several funding options, including the issuance of additional equity or debt and the sale of certain dental practices. The Company has signed a term sheet with a prospective investor and is currently negotiating definitive agreements with that party on an exclusive basis and with the bank for amendments to the credit facility. There is no assurance that these transactions will be completed.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of September 30, 2017, the Company managed 68 dental offices, of which 35 were acquired and 33 were de novo developments. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended September 30, 2017 on Tuesday, November 14, 2017 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-877-718-5106 and refer to Confirmation Code 6218016 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on November 14, 2017, the rebroadcast number is 1-888-203-1112 with Passcode 6218016. This rebroadcast will be available through November 28, 2017.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including improvement in operating results, revenue and Adjusted EBITDA, dentist hiring, the amount of bank debt, compliance with debt covenants and actions by the Company's lender, negotiation of financing arrangements and amendments to the Company's credit agreements, dentist count, dentist turnover and recruitment, dentist productivity, new patient visits and patient flow and the impact of certain shareholder matters. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2016. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended				Nine Months Ended
	September 30,				September 30,
	2016		2017		2016		2017
REVENUE:
Dental practice revenue	$ 13,988,133		$ 14,542,690		$ 44,009,444		$ 42,915,170
Capitation revenue	1,166,155		1,001,297		3,461,218		3,068,716
	15,154,288		15,543,987		47,470,662		45,983,886

DIRECT EXPENSES:
Clinical salaries and benefits	9,242,477		9,680,390		28,564,107		28,398,877
Dental supplies	729,299		674,402		2,187,229		1,974,995
Laboratory fees	869,014		874,102		2,648,658		2,687,004
Occupancy	1,591,841		1,637,622		4,712,445		4,840,771
Advertising and marketing	176,150		148,257		490,227		485,628
Depreciation and amortization	988,031		869,589		3,026,164		2,748,083
General and administrative	1,394,284		1,464,120		4,139,482		4,014,757
	14,991,096		15,348,482		45,768,312		45,150,115

Contribution from dental offices	163,192		195,505		1,702,350		833,771

CORPORATE EXPENSES:
General and administrative	848,358	(1)	908,267	(1)	2,696,123	(2)	2,879,641	(2)
Stock grant	-		-		-		175,000	(3)
Depreciation and amortization	47,114		38,518		165,994		123,466

OPERATING LOSS	(732,280)		(751,280)		(1,159,767)		(2,344,336)
OTHER EXPENSE:
Interest expense, net	70,367		110,004		185,240		276,842

LOSS BEFORE INCOME TAXES	(802,647)		(861,284)		(1,345,007)		(2,621,178)
Income tax benefit	(286,131)		(303,719)		(497,653)		(937,281)

NET LOSS	$ (516,516)		$ (557,565)		$ (847,354)		$ (1,683,897)

Net loss per share of Common Stock - Basic	$ (0.28)		$ (0.30)		$ (0.46)		$ (0.90)

Net loss per share of Common Stock - Diluted	$ (0.28)		$ (0.30)		$ (0.46)		$ (0.90)

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,860,261		1,872,761		1,860,334		1,866,580

Diluted	1,860,261		1,872,761		1,860,334		1,866,580

(1)

Corporate expense - general and administrative includes $32,309 and $74,031 of stock-based compensation expense pursuant to ASC Topic 718 for the quarters ended September 30, 2016 and 2017, respectively.

(2)

Corporate expense - general and administrative includes $123,118 and $160,286 of stock-based compensation expense pursuant to ASC Topic 718 for the nine months ended September 30, 2016 and 2017, respectively.

(3)

The Company issued 12,500 shares of Common Stock under a settlement agreement with an activist shareholder group. The shares were valued at $175,000 based on the closing price of the Common Stock on the date of the grant.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	September 30,
ASSETS	2016	2017
CURRENT ASSETS:
Cash	$ 157,923	$ 239,545
Accounts receivable, net of allowance for doubtful
accounts of approximately $410,000 and $430,000, respectively	3,212,190	4,011,911
Note receivable	34,195	34,195
Prepaid expenses and other assets	759,749	749,742

Total current assets	4,164,057	5,035,393

PROPERTY AND EQUIPMENT, net	7,279,436	5,562,629

OTHER NONCURRENT ASSETS:
Intangible assets, net	6,721,084	6,087,194
Deferred charges and other assets	155,741	163,991
Note receivable	31,051	7,620

Total assets	$ 18,351,369	$ 16,856,827

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$ 2,723,473	$ 4,349,373
Accrued expenses	925,776	803,513
Accrued payroll and related expenses	2,164,758	2,522,354
Current maturities of long-term debt	2,500,000	8,757,469

Total current liabilities	8,314,007	16,432,709

LONG-TERM LIABILITIES:
Deferred tax liability, net	1,174,416	284,128
Long-term debt	7,351,006	-
Other long-term obligations	1,081,655	1,058,316

Total liabilities	17,921,084	17,775,153

SHAREHOLDERS' EQUITY (DEFICIT):
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 1,860,261 and 1,872,761 shares issued and
outstanding, respectively	1,615,001	1,950,287
Accumulated deficit	(1,184,716)	(2,868,613)

Total shareholders' equity (deficit)	430,285	(918,326)

Total liabilities and shareholders' equity (deficit)	$ 18,351,369	$ 16,856,827

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net, stock grant expense and income tax (benefit) to net loss as in the table below.

	Quarters		Nine Months
	Ended September 30,		Ended September 30,
	2016	2017	2016	2017
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	($516,516)	($557,565)	($847,354)	($1,683,897)
Add back:
Depreciation and amortization - Offices	988,031	869,589	3,026,164	2,748,083
Depreciation and amortization - Corporate	47,114	38,518	165,994	123,466
Stock-based compensation expense	32,309	74,031	123,118	160,286
Interest expense, net	70,367	110,004	185,240	276,842
Stock grant	-	-	-	175,000
Income tax benefit	(286,131)	(303,719)	(497,653)	(937,281)

Adjusted EBITDA	335,174	$230,858	$2,155,509	$862,499